As filed with the Securities and Exchange Commission on June 28, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XCEL ENERGY INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

414 Nicollet Mall
Minneapolis, Minnesota	55401
(Address of registrant’s principal executive offices)	(Zip code)

Stock Equivalent Plan for Non-Employee Directors of Xcel Energy

(Full title of the plan)

RICHARD C. KELLY Chairman and Chief Executive Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	DAVID M. SPARBY Vice President and Chief Financial Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500

(Names and address, including zip code, and telephone number, including area code, of agents for service)

Copy to:

MICHAEL C. CONNELLY
Vice President and General Counsel
Xcel Energy Inc.
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500
(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered (2)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (2)
Common stock, par value $2.50 per share	2,000,000 shares	(2)	$23.87	$47,730,000	$5,542	(2)

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
In addition, pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional shares of common stock that may become issuable pursuant to the anti-dilution provisions of the employee benefit plans described herein.  This registration statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of the Registrant’s Common Stock to be issued pursuant to the Stock Equivalent Plan for Non-Employee Directors of Xcel Energy.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low sales prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 23, 2011.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of Common Stock of Xcel Energy Inc. (“Xcel Energy”) to be issued pursuant to the Stock Equivalent Plan for Non-Employee Directors of Xcel Energy (the “Plan”).  In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (Registration Statement No. 333-115754) is incorporated by reference herein.

PART II
INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF FORM S-8
REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description

4.01*
Stock Equivalent Plan for Non-Employee Directors of Xcel Energy, as amended and restated on February 23, 2011 (incorporated herein by reference to Appendix A to Form DEF-14A (file no. 001-03034) filed April 5, 2011)

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01	Powers of Attorney

* Incorporated herein by reference

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for the indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 28th day of June, 2011.

Xcel Energy Inc.

By:	/s/ David M. Sparby
David M. Sparby
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

Signature	Title

*	Chairman, Chief Executive Officer,
Richard C. Kelly	And Director (Principal Executive Officer)

/s/ David M. Sparby	Vice President and Chief Financial Officer
David M. Sparby	(Principal Financial Officer)

/s/ Teresa S. Madden	Vice President and Controller
Teresa S. Madden	(Principal Accounting Officer)

*	Director
Fredric W. Corrigan

*	Director
Richard K. Davis

*	Director
Benjamin G.S. Fowke III

*	Director
Albert F. Moreno

*	Director
Christopher J. Policinski

Signature	Title

*	Director
A. Patricia Sampson

*	Director
James J. Sheppard

*	Director
David A. Westerlund

*	Director
Kim Williams

*	Director
Timothy V. Wolf

*
David M. Sparby, by signing his name hereto on the 28th day of June, 2011, does hereby sign this document pursuant to powers of attorney duly executed by the persons named, filed with the Securities and Exchange Commission on behalf of such persons, all in the capacities and on the dates stated, such persons being a majority of all Directors of the registrant.

By:	/s/ David M. Sparby
David M. Sparby
Attorney-in Fact

EXHIBIT INDEX

Exhibit Number	Description

4.01*
Stock Equivalent Plan for Non-Employee Directors of Xcel Energy, as amended and restated on February 23, 2011 (incorporated herein by reference to Appendix A to Form DEF-14A (file no. 001-03034) filed April 5, 2011)

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01	Powers of Attorney

* Incorporated herein by reference